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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2000, except as to note 7 and as to the restated certificate of incorporation and the stock split discussed in note 18, which is as of July 25, 2000, relating to the consolidated financial statements of Genencor International, Inc., which appears in Genencor International, Inc.'s Registration Statement on Form S-1 dated July 27, 2000. We also consent to the incorporation by reference of our report dated January 28, 2000, except as to note 7 and as to the restated certificate of incorporation and the stock split discussed in note 18, which is as of July 25, 2000, relating to the consolidated financial statement schedule of Genencor International, Inc., which appears in Genencor International, Inc.'s Registration Statement on Form S-1 dated July 27, 2000.



/s/  PricewaterhouseCoopers LLP



Rochester, New York
November 13, 2000